Exhibit 10.46

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

AND DESIGNATION OF NOMINEES

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT AND DESIGNATION OF NOMINEES is made to be effective as of this 8th day of October, 2010 (this “Assignment and Assumption”) between Applefield Waxman Capital, Inc., a Florida corporation (“Assignor”), and BH-AW Florida MOB Venture, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.                                    Assignor entered into that certain Purchase and Sale Agreement dated as of May 27, 2010, as amended (the “Agreement”) between Assignor and Douglas E. Rabe, as successor trustee pursuant to the FMC Land Trust Agreement Number 1001, and not individually, Tenet Hialeah Healthsystem, Inc., a Florida corporation, Tenet Healthsystem North Shore, Inc., a Florida corporation, Lifemark Hospitals, Inc., a Delaware corporation, Tenet Good Samaritan, Inc., a Florida corporation, and Tenet St. Mary’s Inc., a Florida corporation, for the acquisition of the property described therein; and

B.                                    Assignor now desires to assign all of its right, title and interest in the Agreement to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Assignment.  Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in the Agreement.

2.                                      Acceptance and Assumption.  Assignee hereby accepts the assignment and assumes and shall perform all of Assignor’s duties as “Buyer” under the Agreement.

3.                                      Designation of Nominees.   In accordance with Section 10.3 of the Agreement, Assignee does hereby designate those certain Nominees to take title to those certain Projects identified in Schedule A attached hereto and made a part hereof.

4.                                      Counterparts.  This Assignment and Assumption may be executed in two or more facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption as of the date first set forth above.

ASSIGNOR:

Applefield Waxman Capital, Inc.

By:	/s/ Brian K. Waxman
Name:	Brian K. Waxman
Title:	President

ASSIGNEE:

BH-AW Florida MOB Venture, LLC

By:	/s/ Brian K. Waxman
Name:	Brian K. Waxman
Title:	President

SCHEDULE A

	PROJECT (as more particularly described in the Agreement)	NOMINEE

1	Central Medical Building at Florida Medical Center	BH-AW FMC Central, LLC, a Delaware limited liability company

2	East Medical Building at Florida Medical Center	BH-AW FMC East, LLC, a Delaware limited liability company

3	Oakland Medical Mall at Florida Medical Center	BH-AW FMC Medical Mall, LLC, a Delaware limited liability company

4	North Medical Building at Florida Medical Center	BH-AW FMC North, LLC, a Delaware limited liability company

5	Excess Land at Florida Medical Center	BH-AW FMC Land, LLC, a Delaware limited liability company

6	Hialeah Medical Office Building	BH-AW Hialeah, LLC, a Delaware limited liability company

7	Palmetto Medical Building	BH-AW Palmetto, LLC, a Delaware limited liability company

8	Medical Arts Building at North Shore Medical Center	BH-AW North Shore, LLC, a Delaware limited liability company

9	Farris Building at Good Samaritan Medical Center	BH-AW Victor Farris, LLC, a Delaware limited liability company

10	St. Mary’s Professional Building	ST. Mary’s Professional Center, LLC, a Florida limited liability company